                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


       Date of Report (Date of earliest event reported); Febuary 8, 1999

                           SIMON PROPERTY GROUP, L.P.
             (Exact name of registrant as specified in its charter)

                          Commission file number 333-11491


                  Delaware                                   34-1755769
         (State or other jurisdiction                    (I.R.S. Employer
        of incoporation or organization)                Identification No.)



           115 West Washington Street
              Indianapolis, Indiana                            46204
      (Address of principal executive offices)               (Zip Code)




      Registrant's telephone number, including area code: (317)636-1600

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     a) and b) Audited financial statements of Corporate Property Investors, Inc. as of and for the years ended December 31, 1997 and 1996 beginning at page F-1.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 1999

                                          SIMON PROPERTY GROUP, L.P.

                                          --------------------------------------
                                          BY: SIMON PROPERTY GROUP, INC.
                                              General Partner

                                          By /s/ JOHN DAHL

                                            ------------------------------------
                                            John Dahl
                                            Senior Vice President and Chief
                                            Accounting Officer

                            INDEX TO FINANCIAL PAGES

REPORT OF INDEPENDENT AUDITORS..............................   F-2
CONSOLIDATED BALANCE SHEETS OF CORPORATE PROPERTY
  INVESTORS, INC. ..........................................   F-3
CONSOLIDATED STATEMENTS OF INCOME OF CORPORATE PROPERTY
  INVESTORS, INC. ..........................................   F-4
CONSOLIDATED STATEMENTS OF CASH FLOWS OF CORPORATE PROPERTY
  INVESTORS, INC. ..........................................   F-5
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY OF CORPORATE
  PROPERTY INVESTORS, INC. .................................   F-6
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF CORPORATE
  PROPERTY INVESTORS, INC. .................................   F-7

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees of Corporate Property Investors

     We have audited the accompanying consolidated balance sheets of Corporate Property Investors as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of Corporate Property Investors' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Corporate Property Investors at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

New York, NY
February 5, 1998
except for the note, Commitments,
Contingencies and Other Comments
item (1), as to which the date is
February 19, 1998

                       CORPORATE PROPERTY INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                          MARCH 31,           DECEMBER 31,
                                                         -----------    ------------------------
                                                            1998           1997          1996
                                                            ----           ----          ----
                                                         (UNAUDITED)
                                                                    ($ IN THOUSANDS)
ASSETS
Real estate investments:
  Operating properties.................................  $1,909,854     $2,341,678    $2,377,177
  Operating property held for sale.....................     584,967             --            --
  Investments in real estate joint ventures............     111,704        109,172       159,453
  Construction-in-progress and pre-construction costs
     ($20,773, $20,510 and $2,605).....................      37,315         31,697        77,032
  Land held for development............................      23,845         22,420         6,809
  Properties subject to net lease and other............      20,698         21,529        16,974
                                                         ----------     ----------    ----------
                                                          2,688,383      2,526,496     2,637,445
Cash and cash equivalents..............................      16,196        124,808       106,495
Short-term investments.................................          --         40,000       248,459
Receivables and other assets...........................     104,177        118,950       122,511
                                                         ----------     ----------    ----------
          Total assets.................................  $2,808,756     $2,810,254    $3,114,910
                                                         ==========     ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgages payable....................................  $   14,285     $   15,645    $   21,079
  Notes and Bonds payable..............................     843,363        843,415       943,611
  Accounts payable and other liabilities...............     122,956        148,580       194,442
                                                         ----------     ----------    ----------
          Total liabilities............................     980,604      1,007,640     1,159,132
                                                         ----------     ----------    ----------
Shareholders' equity:
  6.5% First Series Perpetual Preference Shares, $1,000
     par value, 209,249 shares authorized, issued and
     outstanding.......................................     209,249        209,249       209,249
  Series A Common Shares, $1 par value, 33,423,973,
     33,427,848 and 34,445,889 authorized, and
     26,415,480, 26,419,355 and 27,437,396 issued and
     outstanding.......................................      26,415         26,419        27,437
  Capital in excess of par value.......................   1,602,067      1,602,111     1,743,807
  Undistributed net income.............................     104,390         78,851        14,161
  Treasury shares, 1,092,071, 1,092,500 and 404,967
     Common Shares at cost.............................    (113,969)      (114,016)      (38,876)
                                                         ----------     ----------    ----------
          Total shareholders' equity...................   1,828,152      1,802,614     1,955,778
                                                         ----------     ----------    ----------
          Total liabilities and shareholders' equity...  $2,808,756     $2,810,254    $3,114,910
                                                         ==========     ==========    ==========

        The accompanying notes are an integral part of these statements.

                       CORPORATE PROPERTY INVESTORS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                           FOR THE THREE MONTHS
                                                   ENDED                FOR THE YEARS ENDED
                                                 MARCH 31,                  DECEMBER 31,
                                           --------------------    ------------------------------
                                             1998        1997        1997       1996       1995
                                             ----        ----        ----       ----       ----
                                                (UNAUDITED)
                                                              ($ IN THOUSANDS)
REVENUE:
  Minimum rent...........................  $ 85,481    $ 75,764    $319,862   $194,661   $169,344
  Overage rent...........................     3,098       2,373      10,489      7,572      6,561
  Expense recoveries.....................    36,973      33,620     138,579    111,708    101,429
  Other revenues.........................     1,544         972       7,257      8,322      4,283
  Interest income........................     1,308       6,361      17,601     26,846     26,615
                                           --------    --------    --------   --------   --------
          Total revenue..................   128,404     119,090     493,788    349,109    308,232
                                           --------    --------    --------   --------   --------
EXPENSES:
  Property expenses......................    47,463      44,590     187,911    135,978    119,891
  Provision for bad debts................       726         629       2,732      2,181      3,048
  Depreciation and amortization..........    22,334      22,488      91,312     65,581     56,795
  Administrative, trustee and other
     expenses............................     2,206       2,187       8,860      9,028      8,422
  Interest expense.......................    16,474      19,014      69,562     66,536     51,828
  Write-down of investment...............        --          --          --      8,200         --
                                           --------    --------    --------   --------   --------
          Total expenses.................    89,203      88,908     360,377    287,504    239,984
                                           --------    --------    --------   --------   --------
Income before equity in earnings of joint
  ventures...............................    39,201      30,182     133,411     61,605     68,248
Equity in earnings of joint ventures.....     5,554       5,254      21,390     48,796     50,709
                                           --------    --------    --------   --------   --------
Income before gain on sales of properties
  and merger-related costs...............    44,755      35,436     154,801    110,401    118,957
Gain on sales of properties..............    44,311     116,522     122,410     73,970        398
                                           --------    --------    --------   --------   --------
Merger-related costs.....................    (7,539)         --          --         --         --
Net income...............................    81,527     151,958     277,211    184,371    119,355
Preference share distributions earned....    (3,428)     (3,428)    (13,712)   (13,712)   (13,642)
                                           --------    --------    --------   --------   --------
Net Income available to Common
  Shareholders...........................  $ 78,099    $148,530    $263,499   $170,659   $105,713
                                           ========    ========    ========   ========   ========
Net Income per average Common Share
  outstanding............................     $3.08       $5.70      $10.20      $7.74      $5.00
                                           --------    --------    --------   --------   --------
Net Income per average Common Share
  outstanding assuming dilution..........     $3.01       $5.51      $10.14      $7.74      $5.00
                                           --------    --------    --------   --------   --------

        The accompanying notes are an integral part of these statements.

                       CORPORATE PROPERTY INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            FOR THE THREE
                                                             MONTHS ENDED                 FOR THE YEARS ENDED
                                                              MARCH 31,                      DECEMBER 31,
                                                        ----------------------    -----------------------------------
                                                          1998         1997         1997         1996         1995
                                                          ----         ----         ----         ----         ----
                                                             (UNAUDITED)
                                                                              ($ IN THOUSANDS)
OPERATING ACTIVITIES

  Net Income..........................................  $  81,527    $ 151,958    $ 277,211    $ 184,371    $ 119,355
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Equity in earnings of real estate joint
      ventures........................................     (5,554)      (5,254)     (21,390)     (48,796)     (50,709)
    Depreciation and amortization.....................     22,334       22,488       91,312       65,581       56,795
    Gain on disposition of properties.................    (44,311)    (116,522)    (122,410)     (73,970)        (398)
    Write-down of investment..........................         --           --           --        8,200           --
    Decrease/(increase) in receivables and other
      assets..........................................     13,397       10,478        1,298       (5,787)       2,840
    (Decrease)/increase in accounts payable and
      accrued expenses................................    (20,892)     (36,882)      (6,529)      (5,569)         476
                                                        ---------    ---------    ---------    ---------    ---------
  Net cash provided by operating activities...........     46,501       26,266      219,492      124,030      128,359
                                                        ---------    ---------    ---------    ---------    ---------
INVESTING ACTIVITIES
  Investments in real estate..........................   (222,334)     (20,926)     (71,268)    (155,144)    (116,362)
  Investments in real estate joint ventures...........     (4,095)          --      (22,566)          --      (12,490)
  Distributions from real estate joint ventures.......      6,723       51,495       68,392       49,168       50,926
  Purchases of short-term investments.................         --     (135,450)    (205,450)    (400,353)    (104,574)
  Sales and maturities of short-term investments......     40,000      177,888      413,909      285,536      234,834
  Cash (paid)/acquired in connection with acquisition
    of property interests to pay related net
    liabilities assumed of $76,346 in 1996............         --           --      (37,807)      58,004           --
  Proceeds from repayment of mortgages receivable from
    real estate joint venture partners................         --       45,822       45,822           --           --
  Proceeds from disposition of properties.............     82,337        1,657        3,482        3,500          865
  Other...............................................       (395)        (837)          --       (1,998)      (4,003)
                                                        ---------    ---------    ---------    ---------    ---------
  Net cash provided by/(used in) investing
    activities........................................    (97,764)     119,649      194,514     (161,287)      49,196
                                                        ---------    ---------    ---------    ---------    ---------
FINANCING ACTIVITIES
  Issuance of Notes...................................         --           --           --      246,943           --
  Repayment of Bonds payable at maturity..............         --     (100,000)    (100,000)          --
  Proceeds from revolving credit drawdown.............     40,000           --           --           --           --
  Repayment of revolving credit drawdown..............    (40,000)          --           --           --           --
  Issuance of Common Shares...........................         47           60           60           68       22,545
  Acquisition of Common Shares........................        (48)          --      (75,140)          --           --
  Acquisition and retirement of Common Shares.........         --           --       (2,805)     (15,504)          --
  Principal payments on mortgages.....................     (1,360)      (1,306)      (5,287)        (383)        (242)
  Cash distributions..................................    (55,988)     (55,419)    (212,521)    (170,210)    (163,660)
                                                        ---------    ---------    ---------    ---------    ---------
  Net cash (used in)/provided by financing
    activities........................................    (57,349)    (156,665)    (395,693)      60,914     (141,357)
                                                        ---------    ---------    ---------    ---------    ---------
(Decrease)/increase in cash and cash equivalents......   (108,612)     (10,750)      18,313       23,657       36,198
Cash and cash equivalents at beginning of period......    124,808      106,495      106,495       82,838       46,640
                                                        ---------    ---------    ---------    ---------    ---------
Cash and cash equivalents at end of period............  $  16,196    $  95,745    $ 124,808    $ 106,495    $  82,838
                                                        =========    =========    =========    =========    =========
Supplemental Disclosure:
  Interest paid (net of amounts capitalized) during
    the period........................................  $  28,988    $  41,054    $  74,200    $  60,470    $  50,848
  Non-cash investing and financing activities:
    Real estate interests, subject to mortgages of
      $34,755, acquired for common shares.............         --           --           --    $ 968,457           --
    Redemption of common shares in exchange for real
      estate interests, subject to mortgages of
      $14,962 (1996)..................................         --    $ 142,521    $ 142,521    $ 187,581           --
    Mortgage note for $7,000 and land valued at $4,100
      received in exchange for property with book
      value of $6,528 (1997)..........................         --           --           --           --           --

        The accompanying notes are an integral part of these statements.

                       CORPORATE PROPERTY INVESTORS, INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                   SHARES OF BENEFICIAL INTEREST
                                           ---------------------------------------------
        FOR THE THREE YEARS ENDED             6.5% FIRST         SERIES A
        DECEMBER 31, 1997 AND THE          SERIES PERPETUAL       COMMON      CAPITAL IN
           THREE MONTHS ENDED              PREFERENCE SHARES      SHARES      EXCESS OF    UNDISTRIBUTED   TREASURY
       MARCH 31, 1998 (UNAUDITED)          $1,000 PAR VALUE    $1 PAR VALUE   PAR VALUE     NET INCOME      SHARES       TOTAL
       --------------------------          -----------------   ------------   ----------   -------------   ---------   ----------
                                                                              ($ IN THOUSANDS)
Balance at January 1, 1995...............      $209,249          $21,450      $1,007,131     $     -0-     $ (39,348)  $1,198,482
  Net income for the year................            --               --              --       119,355            --      119,355
  Dividends paid:
    $69.7873 per 6.5% First Series
      Perpetual Preference Share.........            --               --              --       (14,603)           --      (14,603)
    $7.0625 per Common Share.............            --               --         (44,305)     (104,752)           --     (149,057)
  Net proceeds from issuance of Common
    Shares...............................            --              167          21,969            --           409       22,545
  Acquisition and retirement of Common
    Shares and other.....................            --               (2)           (327)           --            --         (329)
                                               --------          -------      ----------     ---------     ---------   ----------
Balance at December 31, 1995.............       209,249           21,615         984,468           -0-       (38,939)   1,176,393
  Net income for the year................            --               --              --       184,371            --      184,371
  Dividends paid:
    $65.5282 per 6.5% First Series
      Perpetual Preference Share.........            --               --              --       (13,712)           --      (13,712)
    $7.3825 per Common Share.............            --               --              --      (156,498)           --     (156,498)
  Exchange of Common Shares for partners'
    interests in certain operating
    properties...........................            --            7,392         961,065            --            --      968,457
  Net proceeds from issuance of Common
    Shares...............................            --               --              --            --            68           68
  Redemption and retirement of Common
    Shares in exchange for interests in
    certain operating properties.........            --           (1,514)       (196,667)           --            --     (198,181)
  Acquisition and retirement of Common
    Shares and other.....................            --              (56)         (5,059)           --            (5)      (5,120)
                                               --------          -------      ----------     ---------     ---------   ----------
Balance at December 31, 1996.............       209,249           27,437       1,743,807        14,161       (38,876)   1,955,778
  Net income for the year................            --               --              --       277,211            --      277,211
  Dividends paid:
    $65.5282 per 6.5% First Series
      Perpetual Preference Share.........            --               --              --       (13,712)           --      (13,712)
    $7.685 per Common Share..............            --               --              --      (198,809)           --     (198,809)
  Net proceeds from issuance of Common
    Shares...............................            --               --              --            --            60           60
  Redemption and retirement of Common
    Shares in exchange for interests in
    certain operating property...........            --           (1,089)       (143,859)           --            --     (144,948)
  Acquisition and retirement of Common
    Shares and other.....................            --               71           2,163            --       (75,200)     (72,966)
                                               --------          -------      ----------     ---------     ---------   ----------
Balance at December 31, 1997.............       209,249           26,419       1,602,111        78,851      (114,016)   1,802,614
Net income for the period................            --               --              --        81,527            --       81,527
Dividends paid:
  $32.7641 per 6.5% First Series
    Perpetual Preference Share...........            --               --              --        (6,855)           --       (6,855)
  $1.94 per Common Share.................            --               --              --       (49,133)           --      (49,133)
Net proceeds from issuance of Common
  Shares.................................            --               --              --            --            47           47
  Acquisition of Common Shares and
    other................................            --               (4)            (44)           --            --          (48)
                                               --------          -------      ----------     ---------     ---------   ----------
Balance at March 31, 1998(unaudited).....      $209,249          $26,415      $1,602,067     $ 104,390     $(113,969)  $1,828,152
                                               ========          =======      ==========     =========     =========   ==========

        The accompanying notes are an integral part of these statements.

                       CORPORATE PROPERTY INVESTORS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

DESCRIPTION OF BUSINESS

     Corporate Property Investors, Inc. ("CPI") is a self managed real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. On March 13, 1998, CPI, formerly a Massachusetts business trust, reorganized into a corporation under the laws of the State of Delaware. CPI engages in the ownership, operation, management, leasing, acquisition, development and expansion of income producing properties located throughout the United States. As of March 31, 1998, CPI owns interests in, directly or through interests in joint ventures, 23 super-regional and regional shopping centers, the General Motors Building, N.Y.C., three smaller office buildings and other properties.

     The proportionate property revenues of CPI's lines of business are summarized as follows:

                                         MARCH 31,              DECEMBER 31,
                                        ------------        --------------------
                                        1998    1997        1997    1996    1995
                                        ----    ----        ----    ----    ----
                                        (UNAUDITED)
Super-regional and regional shopping
  centers...........................     80%     78%         79%     87%     88%
General Motors Building.............     17      18          17       8       7
Other office buildings..............      2       3           3       4       4
Other...............................      1       1           1       1       1
                                        ---     ---         ---     ---     ---
                                        100%    100%        100%    100%    100%
                                        ===     ===         ===     ===     ===

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of CPI and its consolidated subsidiaries. Significant intercompany balances, transactions and accounts are eliminated in consolidation. CPI accounts for its investments in real estate joint ventures which represent non-controlling ownership interests under the equity method of accounting as CPI exercises significant influence over the operating and financial policies of such joint ventures.

     On December 31, 1997, CPI changed its method of accounting for investments in real estate joint ventures from proportionate consolidation, whereby CPI's financial statements included its proportionate share of the individual assets, liabilities and items of income and expense of such partnerships, to the equity method of accounting, whereby CPI's investments in such ventures are recorded initially at cost and subsequently adjusted for net equity in income/(loss) and cash contributions and distributions. CPI is accounting for this change retroactively and, accordingly, has recast the 1997 quarterly and the 1996 and 1995 financial statements presented. This change did not affect CPI's reported net income or financial position.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

REAL ESTATE AND DEPRECIATION AND AMORTIZATION POLICY

     Real estate to be held and used in operations is stated at cost. Depreciation and amortization are computed utilizing the straight-line method over the estimated useful lives of the buildings and leaseholds.

     Real estate held for sale is recorded at the lower of its carrying amount or fair value less cost to sell. Depreciation is not recorded during the period real estate is held for sale.

                       CORPORATE PROPERTY INVESTORS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES -- (CONTINUED)
REAL ESTATE AND DEPRECIATION AND AMORTIZATION POLICY -- (CONTINUED)
     Interest, real property taxes, salaries and related costs, and other carrying costs are capitalized during periods of construction, development or improvement. Department store and tenant inducements and costs associated with leasing of operating properties are capitalized and amortized on a straight-line basis over the lives of the related operating covenants and tenant leases.

     Interest costs capitalized during the three months ended March 31, 1998 and 1997 (unaudited) and the years ended December 31, 1997, 1996 and 1995 were
$1.2 million, $0.8 million, $3.7 million, $7.8 million, and $7.0 million, respectively.

     Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amount. The impairment loss is measured by comparing the fair value of the asset less cost to sell to its carrying amount. Effective January 1, 1996, CPI adopted Statement 121 for which no provision was required.

DEFERRED CHARGES

     Direct financing and issue costs on debt are deferred and amortized over the terms of the related debt as a component of interest expense.

REVENUE RECOGNITION

     Minimum rents are accrued on a straight-line basis over the terms of the respective leases. Overage rents are recognized when earned. Expense recoveries from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable expenditures are chargeable to tenants.

TAXES

     CPI intends to continue to qualify as a real estate investment trust as defined in the Internal Revenue Code, and as such will not be taxed on that portion of its taxable income which is distributed to shareholders, provided that at least 95% of its real estate investment trust taxable income is distributed. CPI has distributed all of its taxable income for 1995 and 1996 and intends to distribute all of its 1997 and 1998 taxable income and, accordingly, no provision for Federal income taxes has been made in the financial statements.

INVESTMENTS IN REAL ESTATE JOINT VENTURES

     During 1996 and 1995 CPI had interests ranging from 15% to 62 1/2% in twelve real estate joint ventures which operated and net leased real estate. In November and December 1996, CPI acquired its partners' interests in certain joint ventures and sold a joint venture interest in January 1997 (see "Acquisitions and Dispositions"). Accordingly, income and expenses shown below include amounts for such joint ventures for the respective period the joint ventures were owned by CPI.

     As a result of the aforementioned transactions CPI has a 50% interest in seven real estate joint ventures each of which own and operate a shopping center. In addition, CPI has a 50% interest in a joint venture which is developing a super-regional shopping center in Georgia for which CPI is providing 85% of the construction funding. Generally, net income/(loss) for each joint venture is allocated consistent with the ownership interests held by each joint venturer. As of March 31, 1998 (unaudited) and December 31, 1997 and 1996, the

                       CORPORATE PROPERTY INVESTORS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES -- (CONTINUED)
INVESTMENTS IN REAL ESTATE JOINT VENTURES -- (CONTINUED) unamortized excess of CPI's investment over its share of the equity in the underlying net assets of the joint ventures was approximately $42.1 million, $42.4 million and $45.6 million, respectively. This excess is amortized over the estimated lives of the related real estate assets. The combined condensed balance sheets of the real estate joint ventures, after elimination of mortgages payable to CPI in 1996, as of March 31, 1998 (unaudited), December 31, 1997 and 1996 and the related statements of net income for the three months ended
March 31, 1998 and 1997 (unaudited) and for the years ended December 31, 1997, 1996 and 1995 follows:

                                                            MARCH 31,            DECEMBER 31,
                                                         ----------------    --------------------
                                                               1998            1997        1996
                                                         ----------------    --------    --------
                                                           (UNAUDITED)
                                                                     ($ IN THOUSANDS)
Assets
  Real estate assets...................................      $327,729        $322,467    $351,043
  Other................................................        22,698          26,995      19,550
                                                             --------        --------    --------
          Total Assets.................................      $350,427        $349,462    $370,593
                                                             ========        ========    ========
Liabilities
  Mortgages payable....................................      $236,802        $237,868    $149,540
  Other................................................         9,750          10,675      11,396
                                                             --------        --------    --------
          Total Liabilities............................      $246,552        $248,543    $160,936
                                                             ========        ========    ========
Joint Venturers' Equity
  CPI..................................................      $ 69,577        $ 66,816    $113,824
  Others...............................................        34,298          34,103      95,833
                                                             --------        --------    --------
          Total Joint Venturers' Equity................      $103,875        $100,919    $209,657
                                                             ========        ========    ========

                                    FOR THE THREE MONTHS
                                      ENDED MARCH 31,        FOR THE YEARS ENDED DECEMBER 31,
                                    --------------------    ----------------------------------
                                      1998        1997        1997        1996         1995
                                    --------    --------    --------    ---------    ---------
                                        (UNAUDITED)
                                                         ($ IN THOUSANDS)
Income............................  $ 30,724    $ 28,725    $118,461    $ 293,293    $ 299,559
Expenses..........................   (19,125)    (20,218)    (76,284)    (173,303)    (177,439)
                                    --------    --------    --------    ---------    ---------
Net Income........................  $ 11,599    $  8,507    $ 42,177    $ 119,990    $ 122,120
                                    ========    ========    ========    =========    =========

                       CORPORATE PROPERTY INVESTORS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES -- (CONTINUED)
INCOME PER COMMON SHARE

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share." Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. All earnings per share amounts for all periods have been presented to conform to Statement 128 requirements. The following table sets forth the computation of basic and diluted earnings per common share:

                              THREE MONTHS ENDED MARCH 31,           YEARS ENDED DECEMBER 31,
                              -----------------------------   ---------------------------------------
                                  1998            1997           1997          1996          1995
                              -------------   -------------   -----------   -----------   -----------
                                       (UNAUDITED)
                                              ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
NUMERATOR:
  Net income................   $    81,527     $   151,958    $   277,211   $   184,371   $   119,355
  Preference Share
     distributions earned...        (3,428)         (3,428)       (13,712)      (13,712)      (13,642)
                               -----------     -----------    -----------   -----------   -----------
  Numerator for basic
     earnings per
     share -- income
     available to Common
     Shareholders...........        78,099         148,530        263,499       170,659       105,713
  Effect of dilutive
     securities:
     Preference Share
       distributions
       earned...............         3,428           3,428         13,712        13,712        13,642
                               -----------     -----------    -----------   -----------   -----------
  Numerator for diluted
     earnings per share.....   $    81,527     $   151,958    $   277,211   $   184,371   $   119,355
                               ===========     ===========    ===========   ===========   ===========
DENOMINATOR:
  Denominator for basic
     earnings per share --
     weighted average
     shares.................    25,353,000      26,066,000     25,835,000    22,045,000    21,160,000
  Effect of dilutive
     securities:
  Employee Stock Options....       237,000                          8,000
  Convertible Preference
     Shares.................     1,505,000       1,505,000      1,505,000     1,505,000     1,507,000
                               -----------     -----------    -----------   -----------   -----------
  Denominator for diluted
     earnings per share.....     27,095,00      27,571,000     27,348,000    23,550,000    22,667,000
                               ===========     ===========    ===========   ===========   ===========
  Basic earnings per
     share..................   $      3.08     $      5.70    $     10.20   $      7.74   $      5.00
                               ===========     ===========    ===========   ===========   ===========
  Diluted earnings per
     share..................   $      3.01     $      5.51    $     10.14   $      7.74   $      5.00
                               ===========     ===========    ===========   ===========   ===========

     The above computations are based upon the dilutive effects of agreements presently in effect. The basis for such computations is anticipated to change in the event the merger with Simon DeBartolo Group, Inc. (see "Commitments, Contingencies and Other Comments") is completed.

                       CORPORATE PROPERTY INVESTORS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES -- (CONTINUED)
SHORT TERM INVESTMENTS

     At March 31, 1998 (unaudited) and December 31, 1997 and 1996, short-term investments, including cash equivalents, are stated at amortized cost (which equates to market) and consist principally of U.S. Government securities and repurchase agreements collateralized by U.S. Government securities which mature within one year and are intended to be held to maturity. CPI considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

EMPLOYEE STOCK BASED PLANS

     CPI follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock based plans. Accordingly, because the purchase price under the employee share purchase plan and the exercise price under the share option plan equals the fair value of CPI's stock at the dates of purchase or grant, respectively, no compensation expense is recognized under the plans.

SEGMENT REPORTING

     In June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997. CPI is assessing the operating and reportable segment rules and is considering the impact of this Statement on its financial statement disclosures.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform to the presentation for the period ended March 31, 1998. These reclassifications have no significant impact on CPI's financial statements.

                       CORPORATE PROPERTY INVESTORS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

ACQUISITIONS AND DISPOSITIONS

     On November 15, 1996, CPI issued 5.76 million Series A Common Shares, and caused Corporate Realty Consultants, Inc. ("CRC") to issue related interests in CRC, to a shareholder in exchange for $757 million of partnership interests in certain operating properties holding interests in seven regional shopping centers, one mixed-use development and the General Motors Building. In addition, on December 13, 1996, CPI issued 1.72 million Series A Common Shares, and caused CRC to issue related interests in CRC, to an affiliate of a shareholder in exchange for a $227 million partnership interest holding the remaining interest in the General Motors Building. The transactions were accounted for using the purchase method of accounting and, accordingly, commencing on November 15, 1996, 100% of the assets, liabilities, revenues and expenses of the wholly-owned properties are included in CPI's financial statements. Prior thereto, CPI had accounted for its investment in these properties under the equity method of accounting.

     On December 31, 1996 and January 2, 1997, respectively, CPI, at a cost of $198 million and $145 million, respectively, redeemed 1.51 million and 1.09 million Series A Common Shares (and acquired related interests in CRC) held by a shareholder in exchange for cash of $13 million and interests in three shopping center properties valued at $330 million. The exchanges resulted in gain on disposition of the properties of $186.7 million, of which $71.7 million was recognized in December 1996 and $115 million was recognized in January 1997.

     On January 9, 1998, CPI purchased a super-regional shopping center and adjoining land parcels located in Atlanta, Georgia for $198 million. Approximately $40 million was borrowed under a revolving credit facility to partially fund the purchase.

     On January 30, 1998, CPI sold a super-regional shopping center for $81 million. Proceeds from the sale were used to repay the aforementioned borrowing under the revolving credit facility.

     The following unaudited pro forma results of operations assume the acquisitions and dispositions closed as of January 1, 1995, and give effect to adjustments for depreciation expense related to the interest in properties acquired and elimination of gain on the disposition of the properties.

                                 THREE MONTHS ENDED
                                      MARCH 31,                  YEARS ENDED DECEMBER 31,
                              -------------------------   ---------------------------------------
                                 1998          1997          1997          1996          1995
                                 ----          ----          ----          ----          ----
                                            ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
Rentals and related property
  income....................  $   126,132   $   114,147   $   481,907   $   443,391   $   419,496
                              ===========   ===========   ===========   ===========   ===========
Net Income..................  $    38,256   $    38,053   $   167,683   $   141,033   $   149,928
                              ===========   ===========   ===========   ===========   ===========
Net Income per average
  Common Share
  outstanding...............  $      1.37   $      1.33   $      5.96   $      4.90   $      5.25
                              ===========   ===========   ===========   ===========   ===========
Average Common Shares
  outstanding...............  $25,353,000   $26,066,000   $25,835,000   $26,011,000   $25,949,000
                              ===========   ===========   ===========   ===========   ===========

                       CORPORATE PROPERTY INVESTORS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

REAL ESTATE

                                                    CONSTRUCTION &     LAND HELD      ACCUMULATED
MARCH 31, 1998                       BUILDINGS &   PRE-CONSTRUCTION       FOR       DEPRECIATION AND   MORTGAGES
(UNAUDITED)                 LAND     LEASEHOLDS         COSTS         DEVELOPMENT     AMORTIZATION      PAYABLE
--------------            --------   -----------   ----------------   -----------   ----------------   ---------
                                                             ($ IN THOUSANDS)
Shopping centers........  $225,214   $2,116,858        $37,315          $ 6,834         $502,899        $ 1,306
Office building held for
  sale..................    12,933      679,623             --               --          107,589         11,976
Office buildings
  (including related
  mortgage loan of
  $20,565) and
  industrial park.......    12,886       80,439             --              516           22,644             --
Properties subject to
  net lease (principally
  retail facilities) and
  other (including
  mortgage loans of
  $23,465 of which
  $16,495 is related)...     6,040       21,003             --           16,495            6,345          1,003
                          --------   ----------        -------          -------         --------        -------
                          $257,073   $2,897,923        $37,315          $23,845         $639,477        $14,285
                          ========   ==========        =======          =======         ========        =======

DECEMBER 31, 1997
-----------------
Shopping centers........  $196,052   $2,013,456        $30,994          $ 6,835         $517,386        $ 1,361
Office buildings
  (including related
  mortgage loan of
  $20,565) and
  industrial park.......    25,819      744,839            703              516          121,102         13,230
Properties subject to
  net lease (principally
  retail facilities) and
  other (including
  mortgage loans of
  $22,054 of which
  $15,069 is related)...     6,796       20,993             --           15,069            6,260          1,054
                          --------   ----------        -------          -------         --------        -------
                          $228,667   $2,779,288        $31,697          $22,420         $644,748        $15,645
                          ========   ==========        =======          =======         ========        =======

DECEMBER 31, 1996
-----------------
Shopping centers
  (including related
  mortgage loans of
  $45,835)..............  $191,759   $1,963,579        $77,032          $ 6,293         $442,202        $ 1,568
Office buildings
  (including mortgage
  loan of $20,565) and
  industrial park.......    26,003      748,802             --              516          110,764         18,100
Properties subject to
  net lease (principally
  retail facilities) and
  other.................     8,370       15,233             --               --            6,629          1,411
                          --------   ----------        -------          -------         --------        -------
                          $226,132   $2,727,614        $77,032          $ 6,809         $559,595        $21,079
                          ========   ==========        =======          =======         ========        =======

                       CORPORATE PROPERTY INVESTORS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

RECEIVABLES AND OTHER ASSETS

                                                            MARCH 31,            DECEMBER 31,
                                                         ----------------    --------------------
                                                               1998            1997        1996
                                                         ----------------    --------    --------
                                                           (UNAUDITED)
                                                                     ($ IN THOUSANDS)
Receivables (principally rentals) less allowance of
  $18,165, $18,429 and $19,165.........................      $ 61,310        $ 71,363    $ 75,474
Prepaid expenses and deferred charges..................        14,213          20,301      19,624
Deferred compensation plan investments.................        14,607          13,643      13,866
Issue costs on recourse debt, net of accumulated
  amortization of $3,810, $3,614 and $5,018............         6,481           6,677       7,539
Tenant security deposits...............................         2,173           2,380       2,380
Other..................................................         5,393           4,586       3,628
                                                             --------        --------    --------
                                                             $104,177        $118,950    $122,511
                                                             ========        ========    ========

MORTGAGES, NOTES AND BONDS PAYABLE

     Mortgages payable are due in installments over various periods through 2009. Interest rates on the mortgages range from 4 3/4% to 9 3/4% per annum. The mortgage lenders have no recourse beyond the related property for repayment of mortgage loans.

NOTES AND BONDS PAYABLE

                                                            MARCH 31,            DECEMBER 31,
                                                         ----------------    --------------------
                                                               1998            1997        1996
                                                               ----            ----        ----
                                                           (UNAUDITED)
                                                                     ($ IN THOUSANDS)
8.75% Bonds due 1997 (effective rate of 8.7%)..........            --              --    $100,000
9.625% Note due 1998...................................      $ 18,363        $ 18,415      18,611
9% Notes due 2002 (effective rate of 9.1%).............       250,000         250,000     250,000
7.05% Notes due 2003 (effective rate of 7.2%)..........       100,000         100,000     100,000
7.75% Notes due 2004 (effective rate of 7.9%)..........       150,000         150,000     150,000
7.18% Notes due 2013 (effective rate of 7.2%)..........        75,000          75,000      75,000
7.875% Notes due 2016 (effective rate of 7.9%).........       250,000         250,000     250,000
                                                             --------        --------    --------
                                                             $843,363        $843,415    $943,611
                                                             ========        ========    ========

     As of December 31, 1997, principal payments required on all debt are:

                                                                AMOUNT
                                                              ----------
                                                                ($ IN
                                                              THOUSANDS)
Years ending December 31,
1998........................................................   $ 23,954
1999........................................................   $  5,820
2000........................................................   $  3,232
2001........................................................   $    470
2002........................................................   $250,584
Thereafter..................................................   $575,000

     The fair value of (i) mortgages and (ii) notes and bonds payable is estimated to be $13.9 million and $879 million, respectively, at March 31, 1998 (unaudited), $15.2 million and $902 million, respectively, at

                       CORPORATE PROPERTY INVESTORS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

MORTGAGES, NOTES AND BONDS PAYABLE -- (CONTINUED)
December 31, 1997, and $19.9 million and $973 million, respectively, at December 31, 1996 using discounted cash flow analyses based upon indications of market pricing for similar types of debt.

CORPORATE REALTY CONSULTANTS, INC.

     Substantially all of the outstanding shares of CRC have been deposited in trusts, the beneficial interests in which are owned by participating CPI shareholders in proportion to their respective number of CPI shares.

     The condensed consolidated balance sheets of CRC and its subsidiaries and the related statements of operations, which are not included in the financial statements of CPI, are summarized as follows:

BALANCE SHEETS

                                                           MARCH 31,           DECEMBER 31,
                                                          -----------      --------------------
                                                             1998           1997         1996
                                                             ----           ----         ----
                                                          (UNAUDITED)
                                                                    ($ IN THOUSANDS)
Assets:
Buildings...............................................    $17,076        $16,938      $17,399
Investments in joint ventures...........................     19,341         18,007          449
Land....................................................      4,595          4,595        4,595
Other investments.......................................         --             --        1,104
                                                            -------        -------      -------
                                                             41,012         39,540       23,547
Cash and cash equivalents...............................      3,900          4,147        4,797
Receivables and other assets............................      2,296          2,376        2,710
                                                            -------        -------      -------
          Total Assets..................................    $47,208        $46,063      $31,054
                                                            =======        =======      =======
Liabilities and Stockholders' Equity:
Mortgage and notes payable..............................    $38,181        $36,818      $21,988
Other liabilities.......................................      5,025          4,929        4,027
                                                            -------        -------      -------
Total liabilities.......................................     43,206         41,747       26,015
Stockholders' equity....................................      4,002          4,316        5,039
                                                            -------        -------      -------
          Total Liabilities and Stockholders' Equity....    $47,208        $46,063      $31,054
                                                            =======        =======      =======

STATEMENTS OF OPERATIONS

                                                    THREE MONTHS
                                                       ENDED
                                                     MARCH 31,           YEARS ENDED DECEMBER 31,
                                                  ----------------    ------------------------------
                                                  1998       1997      1997         1996       1995
                                                  ----       ----      ----         ----       ----
                                                    (UNAUDITED)
                                                                   ($ IN THOUSANDS)
Net income/(loss)...............................  $ (45)(1)  $ (21)   $1,177(1)(2)  $(920)(3)  $  (6)
Per CRC average common share outstanding........  $(.02)     $(.01)   $  .43        $(.39)     $ Nil
Per CPI average common share outstanding........    Nil        Nil    $  .04        $(.04)     $ Nil

---------------
(1) Includes 85% share of gain on sale of land by a joint venture.

(2) Includes gain on sale of partnership interests of $1,259,000.

(3) Includes write-down of $1,100,000 on land held for sale.

                       CORPORATE PROPERTY INVESTORS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

CORPORATE REALTY CONSULTANTS, INC. -- (CONTINUED)
     For the three months ended March 31, 1998 and 1997 (unaudited) CRC paid distributions of $268,000 and $276,000. Such distributions are equivalent to one cent per CPI common share for each period. For the years ended December 31, 1997, 1996 and 1995, CRC paid distributions of $1,095,000, $965,000 and
$1,413,000, respectively. Such distributions are equivalent to 4, 4 1/4 and 6 1/4 cents, respectively, per CPI common share for each year.

LEASES

     CPI has various interests in regional shopping centers, office buildings and other operating properties located primarily in the northeast and southern regions of the United States. Rental income from such properties is earned under leases that are classified and accounted for as operating leases. Leases with retail stores generally provide for minimum rentals plus overage rentals based on the tenants' sales volume and also require the tenant to pay a portion of property operating expenses. Office tenant leases provide for rent plus reimbursement of operating expenses. Terms of leases generally range from 5 to 30 years and contain various renewal options. Terms of net leases range from 15 to 30 years excluding various renewal options. In addition, CPI owns land under an office building net leased to CRC for a period of 99 years at an annual rental of $450,000.

     At December 31, 1997, future minimum rentals to be received under the above-mentioned leases are:

                                                                   AMOUNT
                                                              ----------------
                                                              ($ IN THOUSANDS)
Years ending December 31,
1998........................................................     $  302,830
1999........................................................        280,920
2000........................................................        266,000
2001........................................................        252,460
2002........................................................        228,520
Thereafter..................................................        893,030
                                                                 ----------
          Total.............................................     $2,223,760
                                                                 ==========

     At December 31, 1997, future minimum rentals to be paid under non-cancellable ground leases and shopping center operating leases (which expire principally in 2002, 2009 and 2070) are $.75 million for each of the years ending December 31, 1998 through December 31, 2001, $.6 million for the year ending December 31, 2002 and $8.5 million thereafter for a total of $12.1 million. The leases provide for renewals at the end of the initial lease terms for periods ranging from 5 to 60 years.

PREFERENCE SHARES

     The 6.5% First Series Perpetual Preference Shares are convertible into voting Series A Common Shares at the adjusted conversion price of $139.07 per Common Share for years ended December 31, 1997 and 1996 and $138.87 per Common Share for year ended December 31, 1995, (subject to adjustment in certain events), at the option of the holder after the later of August 31, 2000, and the end of the first year in which distributions that would have been payable on the voting Series A Common Shares into which a single 6.5% First Series Perpetual Preference Share could have been converted on the preceding December 31 would have exceeded $65.53. Conversion may occur before such date if more than 50% of the outstanding 6.5% First Series Perpetual Preference Shares elect to convert. A total of 1,600,000 voting Series A Common Shares have been reserved for issuance upon conversion. The dividends on 6.5% First Series Perpetual Preference Shares are cumulative, computed on a compound quarterly basis and payable semi-annually on March 31 and September 30, when and as declared by CPI's Board of Directors.

                       CORPORATE PROPERTY INVESTORS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

LEASES -- (CONTINUED)
     The dividends are payable solely out of operating cash flow, as defined. At December 31, 1997, accumulated dividends earned but not yet payable amounted to $3.4 million ($16.38 per share). The holders of 6.5% First Series Preference Shares are entitled to vote with voting Series A Common Shares as a single class; each First Series Preference Share is entitled to a number of votes equal to its par value divided by the conversion price. The 6.5% First Series Preference Shares have a liquidation preference of $1,000 par value plus accumulated and unpaid dividends.

COMMON SHARE PURCHASE PLAN

     Certain shareholders have entered into contracts to purchase $4.1 million of units (Series A Common Shares and related interests in CRC) quarterly through November 1999. Such units:

          (i) will have been tendered by shareholders at prices not to exceed the appraised net asset value per CPI/CRC unit as of the preceding December 31st (the "Appraised Value") and/or

          (ii) will be newly issued at the Appraised Value.

     CPI is not obligated to purchase tendered units in excess of units contracted to be sold to shareholders. The contracts are terminable by CPI at any time and by each participating shareholder, 30 days after notice to CPI. CPI has elected to suspend the operation of such contracts until further notice.

DEFERRED COMPENSATION PLAN

     CPI has a deferred compensation program which permits trustees and certain management employees to defer portions of their compensation on a pretax basis. The participants designate the investment of the deferred funds, based on various alternatives and the Company historically purchases such investments which are included in receivables and other assets. Total deferred compensation liabilities at March 31, 1998 (unaudited) and December 31, 1997 and 1996 were $23.3 million, $22.2 million and $21.9 million, respectively.

401(K) SAVINGS PLAN

     CPI is the sponsor of a defined contribution plan that provides retirement benefits for full time employees. The plan is administered by a third party. CPI does not contribute to the plan and plan costs are not significant for the periods presented.

EMPLOYEE SHARE PURCHASE PLAN

     The Employee Share Purchase Plan, as amended, provides for the issuance of rights to purchase units (Series A Common Shares and related interests in CRC) at fair value, as defined. The Plan stipulates that consideration for each unit purchased will be any combination of cash, a recourse note receivable from the employee and a permanent restriction payable to CPI upon transfer of the unit. Sales of units issued pursuant to this plan are restricted during periods ranging up to 60 months following the issuance of rights. No rights were issued during the three months ended March 31, 1998 or 1997 (unaudited), nor the years ended December 31, 1997, 1996 and 1995. As of March 31, 1998 (unaudited), $32.3 million of notes receivable and permanent restrictions relating to the 463,000 units purchased by employees has been deducted from "Capital in Excess of Par Value."

SHARE OPTION PLAN

     Under CPI's 1993 Share Option Plan 1,000,000 Series A Common Shares of Beneficial Interest in CPI (and related interests in CRC) are reserved for issuance to employees and directors upon exercise of options. The option prices are to be equal to the fair value of the optioned shares at the date of grant and each option

                       CORPORATE PROPERTY INVESTORS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SHARE OPTION PLAN -- (CONTINUED)
term shall not exceed ten years. A reconciliation of the share option activity, and related information, as of March 31, 1998 and 1997 (unaudited) and December 31, 1997, 1996 and 1995 and for the respective three month and twelve month periods then ended are presented below.

                         MARCH 31, 1998       MARCH 31, 1997     DECEMBER 31, 1997     DECEMBER 31,1996    DECEMBER 31, 1995
                       ------------------   ------------------   ------------------   ------------------   ------------------
                                 WEIGHTED             WEIGHTED             WEIGHTED             WEIGHTED             WEIGHTED
                                 AVERAGE              AVERAGE              AVERAGE              AVERAGE              AVERAGE
                                 EXERCISE             EXERCISE             EXERCISE             EXERCISE             EXERCISE
                       OPTIONS    PRICE     OPTIONS    PRICE     OPTIONS    PRICE     OPTIONS    PRICE     OPTIONS    PRICE
                       -------   --------   -------   --------   -------   --------   -------   --------   -------   --------
                                     (UNAUDITED)
Outstanding at
  beginning of
  period.............  814,000   $127.39    336,000   $138.83    336,000   $138.83    339,000   $138.83    345,000   $138.83
Granted..............                       480,000    120.50    515,000    120.50
Exercised............
Cancelled............                        (2,000)   138.83    (37,000)   135.36     (3,000)   138.83     (6,000)   138.83
                       -------   -------    -------   -------    -------   -------    -------   -------    -------   -------
Outstanding at end of
  period.............  814,000   $127.39    814,000   $128.02    814,000   $127.39    336,000   $138.83    339,000   $138.83
                       =======   =======    =======   =======    =======   =======    =======   =======    =======   =======
Exercisable at end of
  period.............  814,000   $127.39    250,500   $138.83    814,000   $127.39    252,000   $138.83    170,000   $138.83
                       =======   =======    =======   =======    =======   =======    =======   =======    =======   =======

     The per share weighted average estimated fair value of options granted during 1997 was $1.23. The fair value was estimated on the date of grant using the Black-Scholes (Minimum Value) option-pricing model with the following assumptions: risk-free interest rate of 6.74%; dividend yield of 6.5%; and expected life of five years.

     Options outstanding at March 31, 1998 had exercise prices of $120.50 and $138.83 and have a weighted average remaining contractual life of 7.7 years.

     The option prices were equal to the market prices at the date of grant and, accordingly, no compensation cost has been recognized for stock options in the financial statements. If CPI had applied a fair value-based method to account for options granted, net income for the three month period ended March 31, 1997 (unaudited) would have been $151.3 million ($5.67 per share of common stock) and net income for the year ended December 31, 1997, would have been $276.6 million ($10.18 per share of common stock). The pro forma amounts reflect only options granted in 1997. The full impact of calculating compensation cost for stock options under a fair value-based method is not reflected in the pro forma amounts because compensation cost is reflected over the options' vesting periods and compensation cost for options granted in 1993 is not required to be considered.

COMMITMENTS, CONTINGENCIES AND OTHER COMMENTS

     (1) On February 19, 1998 CPI and CRC signed a definitive agreement to merge with Simon DeBartolo Group, Inc. ("SDG"); a publicly-traded real estate investment trust. The transactions have been approved by all of the companies' Boards of Directors/Trustees. A majority of CPI's shareholders have agreed to approve the transaction which is subject to the approval of the shareholders of SDG, as well as customary regulatory and other conditions. The transaction is expected to be completed in the third quarter of 1998.

     The transaction values CPI at approximately $5.8 billion, including the assumption of debt. Each CPI common share will be entitled to $90 in cash, $70 in combined REIT common stock and $19 of liquidation preference in 6 1/2% convertible preferred stock of the combined REIT. The common stock component of the consideration is based upon a fixed exchange ratio of 2.0818 combined REIT shares and is subject to a 15% symmetrical collar based upon the price of SDG common stock determined at closing. Adjustments related to such collar will be in cash.

                       CORPORATE PROPERTY INVESTORS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

COMMITMENTS, CONTINGENCIES AND OTHER COMMENTS -- (CONTINUED)
     In the first quarter of 1998 CPI incurred approximately $7.5 million of merger-related costs, principally legal and advisory fees, which is presented on the accompanying statements of income. If the merger is effected, additional merger cost, including severance payments pursuant to CPI's present policies, professional fees and other transaction costs, payable by CPI or its successor are projected to be approximately $70.7 million.

     (2) CPI has entered into commitments for future real estate investments aggregating approximately $122 million at March 31, 1998 (unaudited) and $122 million, $127 million and $271 million at December 31, 1997, 1996 and 1995, respectively.

     (3) In 1996, CPI determined that the decline in value of its $10 million investment in a real estate entity was not temporary and, accordingly, wrote down the investment by $8.2 million to estimated fair value based on an independent appraisal of the property.

     (4) CPI is a defendant in various lawsuits arising in the ordinary course of business. In the opinion of management, based upon the advice of both outside and corporate counsel, resolving these actions will not have a material effect upon CPI's financial condition.

     (5) On May 7, 1998, the Directors declared distributions ($49.1 million) of $1.94 per common share to shareholders of record at the close of business on May 7, 1998, payable May 15, 1998.

     (6) On May 7, 1998, the Directors of CRC declared distributions ($.27 million) of $.10 per CRC common share to shareholders of record at the close of business on May 7, 1998, payable May 15, 1998. Such distribution is equivalent to 1 cent per CPI common share.

     (7) CPI has entered into a $250 million revolving credit agreement with 13 banks. The agreement terminates on June 26, 2001. Interest, at CPI's choice, is computed at (1) a rate determined by a competitive bidding process, (2) a rate equal to a spread (currently 5/8%) over the adjusted London interbank (LIBOR) rate or (3) a rate equal to a spread (currently 0%) over the higher of the prime rate or 1/2% over the Federal Funds rate. The interest rate on each LIBOR-based borrowing is fixed at the time of borrowing. As of June 15, 1998 (unaudited), $13 million at an average rate of 6.1% is outstanding pursuant to this agreement.

SUBSEQUENT EVENTS -- (UNAUDITED)

     (1) In connection with the Merger, CPI anticipates soliciting consents from the holders of CPI's Notes to permit CPI to assign substantially all of its assets to the SDG Operating Partnership and the SDG Operating Partnership to assume CPI's Note liabilities. Certain of the Note Indentures governing the Notes would require the redemption of $575 million of the Notes if substantially all the assets were transferred to an entity that does not qualify as a REIT. If holders of at least 66 2/3% in outstanding principal amount of each issue of CPI Notes consent to the proposed amendments to the CPI Indentures prior to the Merger, the SDG Operating Partnership will become the successor obligor on the CPI Notes. As an alternative to transferring CPI's assets to the SDG Operating Partnership, SDG anticipates transferring substantially all of CPI's assets to The Retail Property Trust ("RPT"), a REIT subsidiary of the SDG Operating Partnership and RPT will assume CPI's obligations under the Notes. SDG and CPI have received inquiries from the trustee under the Note Indentures and certain note holders as to the means being utilized to effect compliance with the terms of the Note Indentures in connection with the Merger. Certain of such holders have expressed their view that they do not believe compliance may be effected without receiving waivers from the requisite percentage of CPI's note holders. CPI and SDG believe that the transfer of CPI's assets to RPT and RPT's assumption of CPI's liabilities fully complies with the provisions of the Note Indentures.

     (2) On July 31, 1998 CPI sold the General Motors Building, New York City for $800 million, resulting in a gain of $204 million ($8.05 per Common Share).

                       CORPORATE PROPERTY INVESTORS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

SUBSEQUENT EVENTS -- (UNAUDITED) -- (CONTINUED)
     The carrying amount of the General Motors Building of $585 million is separately classified in the March 31, 1998 (unaudited) consolidated balance sheet. Rentals and related property income and net income from this property included in the consolidated statements of income are summarized as follows:

                                                         THREE MONTHS
                                                            ENDED               YEAR ENDED
                                                          MARCH 31,            DECEMBER 31,
                                                      ------------------    ------------------
                                                       1998       1997       1997       1996
                                                       ----       ----       ----       ----
                                                         (UNAUDITED)
Rentals and related property income.................  $23,371    $22,397    $91,502    $11,282
                                                      =======    =======    =======    =======
Net operating income................................  $10,591    $ 8,008    $32,602    $ 3,571
                                                      =======    =======    =======    =======

---------------

     Prior to November 15, 1996 CPI accounted for its 30% investment in the General Motors Building under the equity method of accounting. See "Acquisitions and Dispositions." Rentals and related property income of $24,420 and $27,316 and net operating income of $8,278 and $8,114 were included in equity in earnings of joint ventures for the period ended November 15, 1996 and the year ended December 31, 1995, respectively.